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                                                                      EXHIBIT 16

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

March 22, 2002

Dear Sir or Madam:

We have read the first, second, third and fifth paragraphs of Item 4 included in the Form 8-K, dated March 18, 2002, of Action Performance Companies, Inc. (Commission File Number: 0-21630) filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

/s/ Arthur Andersen LLP

Copy to:   R. David Martin, Chief Financial Officer
           Action Performance Companies, Inc.